                                                , 1995

                            PETER KIEWIT SONS', INC.

                     INSTRUCTIONS FOR LETTER OF TRANSMITTAL
                                   TO TENDER

                       1990 SERIES CONVERTIBLE  DEBENTURES
                              DUE OCTOBER 31, 2000

                       1991 SERIES CONVERTIBLE  DEBENTURES
                              DUE OCTOBER 31, 2001

                                     AND/OR

                         1993 SERIES CLASS D CONVERTIBLE
            DEBENTURES DUE OCTOBER 31, 2003 (TOGETHER,  "DEBENTURES")

                                  FOR SHARES OF

                       CLASS C STOCK AND /OR CLASS D STOCK

                 PURSUANT TO THE EXCHANGE OFFER DESCRIBED BELOW
                                _________________

     Peter Kiewit Sons', Inc. ("PKS" or the "Company") has provided you with an
Joint Prospectus dated          ,  1995 (the "Prospectus") that describes your
right to exchange the Debentures owned by you for shares of the Company's Class C Stock and/or Class D Stock, on the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal attached to these Instructions. As described in the Prospectus, the Exchange Offer is being made in connection with the Spin-off. THE EXCHANGE OFFER, THE CLASS C STOCK, THE CLASS D STOCK AND THE SPIN-OFF ARE MORE FULLY DESCRIBED IN THE PROSPECTUS, AND YOU SHOULD CAREFULLY REVIEW THE PROSPECTUS, INCLUDING THE DESCRIPTIONS THEREIN OF THE CONDITIONS TO THE EXCHANGE OFFER AND THE SPIN-OFF AND OF PKS'S RIGHT TO ABANDON THE EXCHANGE OFFER OR THE SPIN-OFF OR BOTH, PRIOR TO MAKING A DECISION REGARDING WHETHER TO EXCHANGE DEBENTURES FOR SHARES OF CLASS D STOCK. Terms used in these Instructions and the Letter of Transmittal have the meanings ascribed to them in the Prospectus.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., OMAHA, NEBRASKA TIME, ON , 1995, UNLESS EXTENDED AS DESCRIBED IN THE PROSPECTUS.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF DEBENTURES PARTICIPATE IN THE EXCHANGE OFFER, FOR THE REASONS DESCRIBED IN THE PROSPECTUS AT "RISK FACTORS -- CERTAIN CONSEQUENCES OF DECISION NOT TO EXCHANGE".

     PLEASE READ THE FOLLOWING GENERAL INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE LETTER OF TRANSMITTAL. FOR FURTHER INFORMATION OR ASSISTANCE CONCERNING THE LETTER OF TRANSMITTAL, CONTACT MICHAEL A. KELLEY, STOCK REGISTRAR,
PETER KIEWIT SONS', INC., 1000 KIEWIT PLAZA, OMAHA, NEBRASKA 68131, TELEPHONE (402) 271-2870; TELECOPY (402) 271-2965.

                              GENERAL INSTRUCTIONS

1.   GENERAL

     The Letter of Transmittal or a photocopy of it should be properly filled in, dated and signed, and should be delivered to Michael A. Kelley, Stock Registrar (the "Stock Registrar"), at the address set forth below:


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

                         Michael A. Kelley
                         Stock Registrar
                         Peter Kiewit Sons', Inc.
                         1000 Kiewit Plaza
                         Omaha, Nebraska  68131

     If your Debentures have been pledged to FirsTier Bank, N.A. ("FirsTier") or any other lending institution, you must complete Box B, and upon delivery by you to PKS of an executed Letter of Transmittal, PKS and the lending institution will be authorized to arrange for (i) the delivery of pledged Debentures to PKS, and (ii) the delivery to the lending institution of certificates representing the shares of Class C Stock and/or Class D Stock to which you are entitled upon exchange of your Debentures. If your Debentures are not pledged to a lending institution, your Letter of Transmittal must be accompanied by your certificates for the Debentures being tendered.

     TO BE EFFECTIVE, DELIVERY OF THIS LETTER OF TRANSMITTAL AND THE CERTIFICATES REPRESENTING DEBENTURES YOU WISH TO EXCHANGE MUST BE MADE PRIOR TO 5:00 P.M., OMAHA, NEBRASKA TIME, ON THE EXPIRATION DATE, WHICH
WILL BE                , 1995,  UNLESS EXTENDED AS DESCRIBED IN THE PROSPECTUS.
THE METHOD OF DELIVERY OF ALL DOCUMENTS TO THE STOCK REGISTRAR IS AT YOUR OPTION AND RISK. IF YOU CHOOSE TO SEND BY MAIL, IT IS RECOMMENDED THAT YOU SEND BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED.

     IF THE EXCHANGE OFFER IS NOT COMPLETED FOR ANY REASON, YOUR DEBENTURE CERTIFICATES WILL BE RETURNED TO YOU (OR YOUR LENDER, IF THE DEBENTURE CERTIFICATES ARE PLEDGED TO A LENDER).

2.   SIGNATURES

     The signature on the Letter of Transmittal must correspond exactly to the name as written on the face of the Debenture certificate(s) sent to the Stock Registrar.

3.   LOST CERTIFICATES

     If one or more of your Debenture certificates have been lost or destroyed, you should contact the Stock Registrar for instructions regarding the relevant documentation and what supporting evidence to supply.

4.   VALIDITY OF SURRENDER

     A surrender of certificate(s) will not be deemed to have been made until all irregularities and defects have been cured or waived. The Company reserves full discretion to determine whether the documentation with respect to tendered Debentures is complete and generally to resolve all questions relating to tenders, including the date and hour of receipt of a tender, the propriety of execution of any document and all other questions regarding the validity or acceptability of any tender. The Company reserves the right to reject any tender not in proper form or to waive any irregularities or conditions. The Company's interpretation of the terms and conditions of the Exchange Offer, the Letter of Transmittal and these Instructions will be final. All improperly tendered certificates representing Debentures will be returned, unless irregularities are waived, without cost to the tendering holder thereof.

5.   NO PARTIAL TENDERS

     A holder of a Debentures may not tender fewer than all Debentures held or less than the full principal amount of each Debenture in the Exchange Offer.

     Additional copies of the Letter of Transmittal may be obtained from the Stock Registrar.


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                              LETTER OF TRANSMITTAL

     To accompany certificates representing 1990 Series Convertible Debentures due October 31, 2000, 1991 Series Convertible Debentures due October 31, 2001 and/or 1993 Series Class D Convertible Debenture due October 31, 2003 ("Debenture"), of Peter Kiewit Sons', Inc., a Delaware corporation ("PKS"), or to authorize the delivery of a Debenture certificates to PKS by a lending institution to which the Debenture(s) has been pledged, when surrendered in connection with the offer by PKS to issue shares of Class C Stock and/or Class D Stock in exchange for issued and outstanding Debentures as described in the
Joint Prospectus dated                          , 1995 (the "Prospectus").

Michael A. Kelley, Stock Registrar:

     I hereby tender for exchange my Debenture(s) of PKS for shares of Class C Stock and Class D Stock on the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal.

 BOX A:  NAME AND ADDRESS OF             BOX B:  SPECIAL DELIVERY
         REGISTERED HOLDER                       INSTRUCTIONS
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
PLEASE TYPE OR PRINT THE NAME OF THE    FILL IN ONLY IF YOUR DEBENTURE(S) ARE
REGISTERED HOLDER OF THE DEBENTURE(S)   PLEDGED TO A LENDING INSTITUTION (IN
EXACTLY AS SUCH NAME APPEARS ON THE     WHICH CASE YOUR STOCK CERTIFICATES
SURRENDERED DEBENTURE CERTIFICATE,      WILL BE SENT TO SUCH LENDING
ALONG WITH THE ADDRESS OF THE           INSTITUTION).
REGISTERED HOLDER.
                                        Check the following box if your
                                        Debenture(s) are pledged to FirsTier:
Name and Address of Registered Holder   / /
(type or print)
                                        - OR -

Name:                                   Provide the following information for
        ------------------------------  any lending institution other than
                                        FirsTier:
Address:
        ------------------------------  Name
                                             ---------------------------------
                                                    (Please Print)
- --------------------------------------
                                        Address
                                                ------------------------------
- --------------------------------------

(Zip Code)                              --------------------------------------

Telephone Number:
                                        --------------------------------------
- ----------------------                                         (Zip Code)
                                        Lender
                                        Contact person:
                                                         ---------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     Upon request, I agree to execute and deliver any additional documents deemed necessary or desirable by the Stock Registrar to complete the exchange of the certificates.

     Except as otherwise indicated in Box B above, the undersigned requests that the certificates for any shares Class C Stock and/or of Class D Stock to which the undersigned is entitled be registered in the name of, and be delivered to, the registered holder set forth in Box A above at the address set forth in Box A above.


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     The undersigned represents and warrants that the undersigned has full power and authority to assign and transfer the certificates tendered and has good title to such certificates, free and clear (except to the extent pledged to a lending institution named in Box B above) of all liens, restrictions, charges, encumbrances, pledges, security interests or other obligations affecting the assignment or transfer of the certificates, and such certificates are not subject to any adverse claim (except to the extent so pledged). All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

     THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS RECEIVED
AND READ THE JOINT PROSPECTUS DATED                , 1995, OF PETER KIEWIT
SONS', INC. AND MFS RELATING TO THE EXCHANGE OFFER AND SPIN-OFF.

                                   Signed By:______________________________
                                             (signature)

Date: ___________________          ________________________________________
                                   Name (Print)


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